UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 2, 2012

Trinity Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 Stemmons Freeway, Dallas, Texas		75207-2401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-631-4420

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 2, 2012, Trinity Industries, Inc. (the "Company") entered into the Trinity Industries, Inc. Supplemental Retirement Plan Trust (the "Trust Agreement") with JP Morgan Chase Bank, N.A. ("Trustee"). Under the Trust Agreement, the Trustee will serve as trustee of the trust for the Company’s Supplemental Retirement Plan. The Trust Agreement contains other terms and conditions that are customary for agreements of this type.

The Trust Agreement replaces in its entirety the Supplemental Retirement and Director Retirement Trust of Trinity Industries, Inc. (previously filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the annual period ended December 31, 2009).

Item 1.02 Termination of a Material Definitive Agreement.

See "Item 1.01 – Entry into a Material Definitive Agreement."

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

April 5, 2012	By:	James E. Perry

Name: James E. Perry
Title: Senior Vice President and Chief Financial Officer